Exhibit 99.1

LinkedIn Mobile Day October 23rd 2013

08% Q1 2011 Notes: Mobile visitors as a percent of unique visiting members was 8% in the first quarter of 2011

38% Today Mobile visitors as a percent of unique visiting members has grown to 38% currently

50% Next year Notes: We believe this percentage will grow to 50% next year

44% Singapore Netherlands Turkey >50% >50% >50% >45% >45% UAE >45% Sweden Australia >45% Denmark 38% UK US

2.5x More active than desktop only members Notes: Members who access Linkedln via mobile devices are 2.5 times more active than desktop-only members

>50% Sponsored update revenue generated through mobile after first quarter.

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The global economic graph Opportunities Skills Companies Educational institutions People Professional knowledge

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Forward-Forward Looking Statements This presentation contains forward-looking statements related to LinkedIn, its mobile strategy and its products. Actual events or results may differ materially from those contained in the forward-looking statements. Please refer to the documents LinkedIn with SEC including LinkedIn’s 10-K 10-Q LinkedIn files from time to time the SEC, LinkedIn s most recent Form and the Form will file for the quarter ended September 30, 2013. These SEC filings contain and identify important factors that could cause results related to our mobile strategy to differ from those contained in LinkedIn’s forward-looking statements. LinkedIn is under no duty to update any of the forward-looking statements after the date of this presentation to conform to actual results.